Exhibit 99.906 CERT

certification

Philip Liu, Principal Executive Officer, and Vance Sanders, Principal Financial Officer of Arca U.S. Treasury Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer Arca U.S. Treasury Fund	Principal Financial Officer Arca U.S. Treasury Fund

/s/ Philip Liu	/s/ Vance Sanders
Philip Liu	Vance Sanders

Date:	3/10/2025	Date:	3/10/2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Arca U.S. Treasury Fund and will be retained by Arca U.S. Treasury Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.